EMPLOYMENT AGREEMENT
                      --------------------


THIS AGREEMENT made as of the 1st day of August, 2001

B E T W E E N:

          STORAGE @CCESS TECHNOLOGIES, INC.,  a
          company incorporated under the laws of the Yukon Territory having an office at 4800
          North Federal Highway, Building A200, Boca
          Raton, Florida 33432

          (herein called the "Corporation")

                                                OF THE FIRST PART

A N D:

          PAUL SACHSE, of Lake Worth, Florida
          (herein called the "Executive")

                                               OF THE SECOND PART


WHEREAS:

A. The Corporation carries on the business of hosted data storage throughout the world (the "Business");

B. The Corporation has agreed to employ the Executive in the Business and the Executive has agreed to accept such employment, subject to the terms, conditions and covenants herein provided;

C. The Corporation and the Executive are desirous of having certain rights and benefits in the event that the Executive's employment relationship with the Corporation is terminated in the manner set out herein; and

D. The Corporation wishes to retain the benefit of the Executive's employment with the Corporation and to ensure that the Executive is able to carry out his responsibilities with the Corporation free from any distractions associated with any change in the ownership of the Corporation or its assets.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good a valuable consideration (the receipt and sufficiency whereof are hereby acknowledged), the Corporation and the Executive hereby agree as follows:

1. The Corporation hereby employs the Executive to render services to the Corporation as, and to undertake the duties and exercise powers of, the Chief Operating Officer and Chief Technology


          EXHIBIT 10.3

Officer of the Corporation, subject always to the general control and direction of the Chief Executive Officer and Board of Directors of the Corporation (the "Board"). The Executive agrees to hold such other offices to which he may be appointed in any affiliate or subsidiary of the Corporation that is involved in the Business. The Executive accepts these positions, on the terms and conditions herein contained.

2. The Executive shall carry out all lawful instructions and directions from time to time given to him by the Chief Executive Officer and/or the Board and perform his duties to the utmost of his ability and the Executive shall use his best efforts to promote the interests and goodwill of the Corporation and shall conduct himself in a diligent, competent and businesslike manner and as the Executive may be otherwise directed to perform by the Chief Executive Officer or Board of the Corporation.

3. Through the term of this Agreement, including any renewals hereof, the Executive shall devote all of his time and attention to the business and affairs of the Corporation and its subsidiaries and shall not, without the consent in writing of the Corporation, undertake any other business or occupation or become an employee or agent of any other corporation, firm, partnership or individual; provided that nothing herein shall be construed so as to prevent the Executive from making investments of a strictly passive nature, so long as such investments, when considered together, are not of a type or in an amount such as would conflict with the performance by the Executive of his duties hereunder.

4. The term of the Executive's employment shall be for an indefinite period, until such time as the employment of the Executive is terminated by the Corporation or voluntarily by the Executive in accordance with the provisions of this Agreement.

5. Executive agrees to refer to the Corporation any and all opportunities to provide the services and products offered by the Corporation from time to time, which opportunities Executive learns or becomes aware of while employed by the Corporation. The Corporation reserves the right within its sole discretion to pursue such opportunities and accept or reject business as a result of such opportunities.

6. The Corporation shall employ the Executive at an annual salary to be determined periodically by the Board (the "Base Salary"), payable regularly in accordance with the Corporation's practice (less applicable legal deductions). The performance of the Executive will be reviewed annually by the Corporation, and at the sole option of the Board the Base Salary of the Executive may be increased, decreased or unadjusted; provided, however, the Corporation shall be under no obligation to increase the Base Salary at the time of any such review.

6.1 The Corporation acknowledges that, in order to entice the Executive to work for the Corporation on February 13, 2001 it issued 500,000 common shares to the Executive; as a result of this issuance, the Executive will have to pay income taxes in addition to those normally levied on his salary, and the Corporation agrees to lend to the Executive the amount of his additional income tax obligation arising from the issuance of the shares, on or before April 15, 2002. Such loan shall bear interest at the rate set by the Internal Revenue Service for loans to employees and shall be repayable within two years of the date of the loan; provided, however, that if the employment of the Executive is terminated for any reason, it shall be due on demand. The loan shall be made upon presentation by the Executive



          EXHIBIT 10.3
of his final income tax return, showing the additional income tax liability. This loan is secured by the shares issued to the executive only. This loan may be repaid either in cash or by transference of the shares to the corporation, with the executive's liability and obligation to repay being limited to the value of the shares at the time repayment is due. Therefore, the corporation will accept transference of the executives shares as repayment in full.

7.    The  Executive  shall be eligible  to  participate  in  all benefit plans and programs offered from time to time by the Corporation to senior employees at the level of the Executive. If part of the said benefit program consists of the provision of health, life or disability insurance for the Executive and his estate, the Executive agrees to provide necessary medical information and to undergo medical examinations as may be reasonably requested by insurance carriers in this regard. The Executive agrees that there is no corporate pension plan or other profit sharing or retirement program offered by the Corporation as of the date of this Agreement.

8. The Corporation shall pay all premium costs and contributions associated with the group benefits program under which the Executive is covered. The group benefits program presently includes coverage of health and dental care insurance, life and accidental death and dismemberment insurance, dependant's life insurance and disability insurance. The Executive will be eligible to participate in the benefit plans and programs in accordance with the terms and conditions of the particular plans and programs. Executive understands and agrees that such benefits offered by the Corporation may be modified or eliminated by the Corporation from time to time at the Corporation's sole discretion to the extent permitted by law.

9. The Corporation shall pay all reasonable expenses actually and properly incurred by the Executive in furtherance of or in connection with the Business of the Corporation in accordance with the Corporation's policies, including, but not by way of limitation, all travel expenses and entertainment expenses. If the Executive pays any such expenses in the first instance, the Corporation shall reimburse him therefor, subject to the receipt by the Corporation of statements and vouchers in form reasonably satisfactory to it.

10. The Executive shall be entitled to an annual vacation of up to three weeks in each calendar year. Such vacations may be taken only at such times as the Executive and the Corporation may from time to time reasonably determine having regard to the operations of the Corporation; and provided further that such vacations may be taken only within the year of entitlement thereto and may not be accumulated from year to year. If the Executive does not use all or part of the annual vacation, the remaining vacation time shall be lost.

11. This Agreement shall terminate under any one of the following circumstances:

11.1 Termination For Cause: Notwithstanding the Initial Term of this Agreement or any subsequent renewal periods of this Agreement, the Corporation may terminate this Agreement immediately, upon written notice to Executive, for "good cause" as that phrase is defined below. As used in this Agreement, the term "good cause" shall mean:

     (i) the failure or refusal of the Executive to perform his duties and responsibilities at an acceptable level or standard, provided that the Executive has been provided


          EXHIBIT 10.3
           written notice of such failure and has not corrected his behavior, including patterns of repeated behavior, within 20 days of receiving such notice;

     (ii) any dishonesty on the part of the Executive affecting the Corporation;

     (iii) the commission by the Executive of a criminal offense, including but not limited to, any crimes involving theft, embezzlement, forgery, fraud, perjury, drugs, tax evasion or any criminal offense involving dishonesty or breach of trust.

     (iv) excessive use of alcohol or illegal drugs by the Executive;

     (v) any willful and intentional act on the part of the Executive having the effect of materially injuring the reputation, business or business relationships of the Corporation;

     (vi) any material breach (not covered by any of the above clauses (i) through (v)) of any of the provisions of this Agreement.

11.2 Termination by Corporation Without Good Cause: At any time, upon written notice to Executive, the Corporation may terminate the employment of the Executive for any reason other than good cause. In such event, Executive shall be entitled to receive all compensation due and owing through the last day actually worked. Executive shall also be entitled to receive an additional payment
equal   to  100%  of  his  then  annual  Base  Salary  (less
applicable legal deductions). Subject to section 12, the amount shall be paid in twelve equal monthly installments from the date of termination.

11.3 Mutual Consent to Terminate: This Agreement shall immediately terminate upon the mutual consent of the parties to terminate Executive's employment with the Corporation, which consent shall be evidenced by a written agreement of termination signed by the parties.

11.4 Termination Upon Death: This Agreement shall terminate immediately upon Executive's death.

11.5 Termination on Account of Disability: To the extent not prohibited by the Americans With Disabilities Act of 1990 or Chapter 760, Florida Statutes, if, as a result of Executive's incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to the Corporation and Executive), Executive shall have been absent from the full-time performance of his duties with the Corporation for 120 consecutive days during any twelve (12) month period or if a physician acceptable to the Corporation advises the Corporation that it is likely that Executive will be unable to return to the full-time performance of his duties for 120 consecutive days during the succeeding twelve (12) month period, his employment may be terminated for "Disability". During any period that Executive fails to perform his full-time duties with the Corporation as a result of incapacity due to physical or mental illness, he shall continue to receive his Base Salary, and other benefits provided hereunder, together with all compensation payable to him under the Corporation's disability plan or program or other similar plan during each period, until Executive's employment hereunder is terminated pursuant to this sub-section
11.5.  Thereafter, Executive's benefits shall be determined under


          EXHIBIT 10.3
the Corporation's insurance or other compensation and benefit plans and programs then in effect, in accordance with the terms of such programs.

11.6 In the event of the termination of this Agreement pursuant to sub-sections 11.1 and 11.3 through 11.5 above, the Corporation shall only pay to Executive, or in the case of death or disability, to the person or persons previously designated by the Executive in writing and provided to the Corporate Secretary of the Corporation, for such purposes, or his estate if no such designation was made, the accrued portion of the compensation and benefits, if any, due Executive pursuant to this Agreement at the time of the termination of this Agreement. Payments will be made in six consecutive monthly installments. Thereafter, unless specifically provided for in this Agreement, the Corporation will be under no further obligation to Executive, or if the case may be, to the Executive's previously designated person or persons, or to the Executive's estate.

12. Terms used in this section 12 but not otherwise defined herein have the meanings set forth below:

     (a) "Benefit Plans" means any employee loan, insurance, long-term disability, medical, dental and other executive and employee benefit plans, including any pension or group plans, perquisites and privileges as may be provided by the Corporation or any subsidiary of the Corporation to the Executive;

     (b) "Change in Control" means a transaction or series of transactions whereby directly or indirectly:
          (i) any person or combination of persons (other than any combination which includes Miguel de la Campa with Serafino Iacono) obtains a sufficient number of securities of the Corporation to affect materially the control of the Corporation; for the purposes of this Agreement, a person or combination of persons holding shares or other securities in excess of the number which, directly or following conversion thereof, would entitle the holders thereof to cast 25% or more of the votes attaching to all shares of the Corporation which may be cast to elect directors of the Corporation, shall be deemed to be in a position to affect materially the control of the Corporation; or

          (ii) the Corporation shall consolidate or merge with or into, amalgamate with, or enter into a statutory arrangement with, any other person (other than a subsidiary of the Corporation) or any other person (other than a subsidiary of the Corporation) shall consolidate or merge with or into, or amalgamate with or enter into a statutory arrangement with, the Corporation, and, in connection therewith, all or part of the outstanding voting shares shall be changed in any way, reclassified or converted into, exchanged or otherwise acquired for shares or other securities of the Corporation or any other person or for cash or any other property; or

          (iii) the Corporation shall sell or otherwise transfer, including by way of the grant of a leasehold interest (or one or more of its subsidiaries shall sell or otherwise transfer,


          EXHIBIT 10.3 -
                including by way of the grant of a leasehold interest), property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Corporation and its subsidiaries as at the end of the most recently completed financial year of the Corporation or (B) which during the most recently completed financial year of the Corporation generated, or during the then current financial year of the Corporation are expected to generate, more than 50% of the consolidated operating income or cash flow of the Corporation and its subsidiaries, to any other person or persons (other than the Corporation or one or more of its subsidiaries); or

          (iv) there occurs a change in the composition of the Board, which occurs at a single meeting, or a succession of meetings occurring within 6 months of each other, of the shareholders of the Corporation, whereby such individuals who were members of the Board immediately prior to such meeting cease to constitute a majority of the Board without the Board, as constituted immediately prior to such meeting, approving of such change.

     (c) "Share Option" means any stock option granted under a stock option or share purchase plan of the Corporation;
          and

     (d) "Triggering Event" means any one of the following events which occurs without the express or implied agreement of the Executive:

          (i) an adverse change in any of the duties, powers, rights, discretion, salary or benefits of the Exe cutive as they exist at the date of a Change in Control; or

          (ii) a diminution of the title of the Executive as it exists at the date of this Agreement; or

          (iii) a change in the person or body to whom the Executive reports at the date of this Agreement, except if such person or body is of equivalent rank or stature or such change is as a result of the resignation or removal of such person or the persons comprising such body, as the case may be, provided that this shall not include a change resulting from a promotion in the normal course of business; or

          (iv) a change in the municipality at which the Executive is regularly required to carry out the terms of his employment with the Corporation at the date of this Agreement unless the Executive's terms of employment include the obligation to receive geographic transfers from time to time in the normal course of business; or


          EXHIBIT 10.3

          (v) both of Miguel de la Campa and Serafino Iacono cease to be directors of the Corporation.

12.1 Notwithstanding anything to the contrary contained in this Agreement, if a Change in Control occurs and if, in respect of the Executive, a Triggering Event subsequently occurs within two
(2) years of the Change in Control, the Executive shall be entitled to elect to terminate his employment with the Corporation and to receive a payment from the Corporation in an amount equal to one times his then current annual base salary. This section 12 shall not apply if such Triggering Event follows a Change in Control which involves a sale of securities or assets of the Corporation with which the Executive is involved as a purchaser in any manner, whether directly or indirectly (by way of participation in a corporation or partnership that is a purchaser or by provision of debt, equity or purchase-leaseback financing).

12.2 All termination rights of the Executive provided for in subsection 12.1 are conditional upon the Executive electing to exercise such rights by notice given to the Corporation within 120 days of the Triggering Event.

12.3 Notwithstanding the provisions contained in section 11 herein, the Executive shall be entitled to a payment by the Corporation of the amount calculated as provided for in subsection 12.1 if a Triggering Event does not occur but the Executive is dismissed from his employment with the Corporation without cause within two (2) years of the Change in Control. The Corporation shall not dismiss the Executive for any reason unless such dismissal is specifically approved by the Board of Directors of the Corporation.

12.4 All payments provided for herein shall be in lieu of all other notice or damage claims as regards dismissal or termination of the Executive's employment with the Corporation or any subsidiary of the Corporation after a Change in Control and the arrangements provided for herein shall not be considered in any judicial determination of appropriate damages at common law for dismissal without cause, other than as provided for in this Agreement.

12.5 In the event that the Executive is entitled to a payment pursuant to section 12, the Executive shall be entitled to have all Benefit Plans continued for a period of 12 months after the date of the giving of notice by the Executive pursuant to subsection 12.2, or the dismissal of the Executive's employment pursuant to subsection 12.3, as the case may be, or for any longer period available under any Benefit Plans when coverage is provided from a source other than the Corporation.

12.6 In the event that the Executive is entitled to a payment pursuant to this section 12, any Stock Option previously granted to the Executive by the Corporation or any subsidiary of the
Corporation shall become fully vested, in which case the Executive shall be entitled to exercise such Stock Options on the terms granted and, notwithstanding any term of the stock option plan to the contrary, shall remain exercisable for the original term granted and shall not terminate due to the termination of the Executive's employment with the Corporation. In addition, any provisions of the Stock Option restricting the number of option shares which may be purchased before a particular date shall be waived. The terms of any Stock Option agreement shall be deemed amended to reflect the provisions of this subsection 12.6.



          EXHIBIT 10.3

12.7 The provisions contained in this Section 12, shall be effective as of the date first above written and shall terminate on December 31, 2005 unless extended with the mutual agreement of the parties hereto and approved by the board of directors of the Corporation.

12.8 Any payment to be made by the Corporation pursuant to the terms of section 12 shall be paid by the Corporation in cash in a lump sum within five business days of the giving of notice by the Executive pursuant to subsection 12.1 or within five business days of the termination or dismissal from the Executive's employment as referred to in subsection 12.3, as the case may be. Any such payment shall be calculated, in the case of subsection 12.1 at the date of giving notice pursuant to subsection 12.2 and, in the case of subsection 12.3, at the date of dismissal or termination, as the case may be.

12.9 In the event that any payment is made to the Executive pursuant to the provisions of subsection 12.1 or subsection 12.3, as the case may be, the Executive shall not be required in any manner whatsoever to mitigate any damages. Furthermore, the payment referred to in subsections 12.1 and 12.3 shall be made regardless of whether the Executive seeks or finds employment of any nature whatsoever.

13. Executive understands that in the course of his employment with Corporation, Executive will have access to, be entrusted or become acquainted with and may acquire knowledge of various confidential, trade secret and/or proprietary information of Corporation and/or its clients and customers (all of which is hereinafter referred to as "Confidential Business Information"). By way of illustration only, and not limitation, Confidential Business Information may include information regarding: (a) marketing strategies, programs, plans and methods; (b) pricing policies, product strategies, and methods of operation and other business methods; (c) customer lists, customer identification, customer prospects, prospective leads or target accounts, and other basic customer information; (d) technical data, specifications, designs, concepts, discoveries, improvements, product plans, research and development information, formulas, compilations, programs, methods, techniques, inventions, devices, systems, and techniques; (e) expansion plans, management policies and other business policies and strategies, (f) business forecasts, financial data, costs, sales and revenue reports, and any analyses not publicly disclosed; (g) employment lists, salary information and other information regarding employees, agents, representatives, consultants and independent contractors of Corporation; (h) internally developed computer programs and software, computer source codes, integrated computer systems and data, and internal procedures and forms; (i) lists of
Corporation'  vendors  and  suppliers  and  terms   of   service
contracts; and (j) other information which enables Corporation to compete successfully.

13.1   Executive  hereby  agrees  not  to  use  any  of   the
Confidential Business Information for any purpose other than in the course and scope of his employment with Corporation and for the exclusive benefit of Corporation. Except for disclosure in the course and scope of his employment with Corporation and on behalf of Corporation, Executive will never at any time, either during or after his employment by Corporation, directly or indirectly, use, publish, disseminate, distribute or otherwise disclose any Confidential Business Information to any other person or entity.



          EXHIBIT 10.3

13.2 Executive agrees to take all steps necessary, and all steps requested by Corporation, to ensure that the Confidential Business Information is kept secret and confidential and for the sole use and benefit of Corporation and to comply with all applicable policies and procedures of Corporation regarding the storage and security of all Confidential Business Information, whether in hard copy form or stored on computer disks or other electronic media. He also acknowledges that the Confidential Business Information is and has been the subject of efforts that are reasonable under the circumstances to maintain its confidentiality.

13.3 Executive acknowledges and agrees that the Confidential Business Information is a special and unique asset of Corporation and derives independent economic value, actual or potential, from not being generally known by the public or by other persons or entities who can obtain economic value from its disclosure. He further agrees that the disclosure of any Confidential Business Information to competitors of Corporation both during and after his employment with Corporation, or use of any Confidential Business Information for his own benefit would constitute misappropriation of the Confidential Business Information.

13.4 Executive acknowledges that all documents and materials that he prepares, and Confidential Business Information that he may have access to, may be given or entrusted to Executive may acquire knowledge of in the course of his employment by
Corporation, are and shall remain the sole property of Corporation. In the event that his employment with Corporation terminates for any reason, or upon demand by Corporation,
Executive agrees to immediately return or turn over to Corporation all Confidential Business Information (and any copies thereof) in his possession, custody or control, as well as any documents, notes or other work product, information and other property in his possession, custody or control which is in any way connected with or derived from his services to, or affiliation with, Corporation.

14. During his employment with the Corporation and for a period equal to the period of time (the "Termination Period") during which the Executive is receiving a termination payment pursuant to the provisions of section 11 and ending one month
after receipt of his last payment pursuant   to  section  11,
Executive  agrees  not  to,   either individually  or jointly,
directly or indirectly, either as an employee, employer, operator, agent, independent contractor, owner, consultant, partner, active investor or otherwise, provide to any actual or prospective client of Corporation serviced by him or with whom he otherwise dealt with while employed by Corporation any products or services that compete with the products and services offered by Corporation at the time of termination. For the purpose of this Section 14 and sub-section 14.1, "prospective client" means any prospective client who becomes a client of the Corporation within three (3) months after termination of the Executive's employment with the Corporation for any reason.

14.1    Additionally,  Executive  agrees  that   during   his
employment with Corporation and for the Termination Period, Executive will not, directly or indirectly, call upon or solicit, either for Executive or for any other person or entity, any clients or accounts or prospective clients or accounts of Corporation, nor shall he make known to any other person or entity, either directly or indirectly, the names and addresses of and other pertinent information relating to any such clients or accounts or prospective clients or accounts, or any confidential information relating to any of them.


          EXHIBIT 10.3

14.2 Executive agrees that this covenant not to solicit is reasonable and necessary to protect Corporation' legitimate business interests, including, without limitation, the confidential business or professional information and trade secrets of Corporation, the substantial relationships between Corporation and its clients and accounts, and the goodwill of Corporation. Executive also agrees that the duration of this covenant not to solicit is reasonable. He further agrees that the enforcement of this covenant not to solicit, whether by injunctive relief, damages, or otherwise, is in no way contrary to the public health, safety and welfare.

15. Executive agrees that during his employment with Corporation and for the Termination Period, Executive will not, directly or indirectly, or through any individual or entity, (i) solicit, hire, retain, or engage, induce or attempt to induce away, or aid, assist or abet any other person or entity in soliciting, hiring, retaining, engaging, inducing or attempting to induce away from his/her employment or association with Corporation any current or former officer, director, employee, independent contractor, consultant, agent, or other personnel or representative of Corporation, or (ii) otherwise disrupt, impair, damage or interfere with any relationship between Corporation and any of its current or former officers, directors, employees, independent contractors, consultants, agents, or other personnel or representatives.

15.1 Executive agrees that this covenant not to solicit is reasonable and necessary to protect Corporation' legitimate business interests, including, without limitation, the confidential business or professional information and trade secrets of Corporation, the substantial relationships between Corporation and its officers, directors, employees, independent
contractors, consultants,  agents,  and  other personnel   or
representatives.   Executive  also  agrees  that  the duration
of this covenant not to solicit is reasonable. Executive further agrees that the enforcement of this covenant not to solicit, whether by injunctive relief, damages, or otherwise, is in no way contrary to the public health, safety and welfare.

16. While employed by Corporation and for the Termination Period, Executive will not anywhere in the world, individually or jointly, directly or indirectly, whether as a partner, owner, investor, joint venturer, officer, director, employer, employee, operator, consultant, agent, independent contractor, stockholder or otherwise, engage in or be related to any business or enterprise that derives a majority of its revenue from providing hosted storage solutions.

16.1 Executive agrees that this covenant not to compete is reasonable and necessary to protect Corporation' legitimate business interests, including, without limitation, the confidential and professional information and trade secrets of Corporation, the substantial relationships between Corporation and its customers and clients, and the goodwill of Corporation. Executive also agrees that the duration of this covenant not to compete is reasonable. Additionally, Executive acknowledges and agrees that Corporation provides its products and services on a worldwide basis and, thus, the geographical limitation of this covenant not to compete also is reasonable. Executive further agrees that the enforcement of this covenant not to compete, whether by injunctive relief, damages, or otherwise, is in no way contrary to the public health, safety and welfare.


          EXHIBIT 10.3

17. Executive represents and warrants to Corporation that he is not under any contract, agreement or restrictive covenant, and has not previously executed any documents whatsoever with any other person, firm, association, or corporation, that will, in any manner, prevent him from performing any of the job duties and responsibilities that may be assigned to him from time to time by Corporation.

18. Executive also represents and warrants that Executive will not bring and have not brought with him to the Corporation and that Executive will not use in the course and scope of his employment with Corporation any confidential, proprietary and/or trade secret materials, documents or information that he obtained from a former employer or other individual or entity, without the express written authorization of the pertinent former employer or other individual or entity. Executive further represents and warrants that, during his employment with Corporation, Executive will not breach any obligation or duty to maintain confidential and not to disclose or use that he may owe to any former employer or other individual or entity, and Executive agrees to fulfill and comply with any and all such obligations and duties during his employment by Corporation.

19. If at any time during the term of his employment by Corporation, and in the course of performing his duties and responsibilities under this Agreement, Executive (either alone or with others) makes, conceives, discovers or reduces to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registerable under copyright or similar statutes or subject to analogous protection) (hereinafter called "Developments") that (i) relate to the business of Corporation or any of the products or services being developed, manufactured or sold by Corporation, or which may be used in relation therewith; (ii) result, from tasks, duties and/or responsibilities assigned to Executive by Corporation; or (iii) result, directly or indirectly, from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by Corporation, such Developments and the benefits thereof shall be considered works made for hire and shall immediately become the sole and absolute property of Corporation and its assigns. Executive agrees to immediately disclose to Corporation (or any persons designated by it) each of such Developments and agree to immediately communicate to Corporation, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models).

19.1   If any of the Developments may not, by operation of law
or otherwise, be considered works made for hire by Executive for Corporation, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in Corporation, Executive hereby assigns to Corporation, and upon the future creation thereof automatically assigns to Corporation, without further consideration, the ownership of all such Developments. Executive understands and agrees that Corporation shall have the right to obtain and hold in its own name copyrights, patents, registrations, and any other protection available in the Developments. Upon disclosure of each of such Developments to Corporation, Executive agrees during the term of his employment and at any time thereafter, at the request and cost of Corporation, to sign, execute, make and do all such deeds, documents, acts and things as Corporation may


          EXHIBIT 10.3
reasonably require to perfect and protect all interests  therein.
Such assignment includes a waiver of any moral right in such Development.

19.2 In the event Corporation is unable, after reasonable effort, to secure his signature on any letters patent, copyright or other analogous protection relating to any Developments, whether because of his physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints Corporation and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and on his behalf and to execute and file any such application(s) and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection relating to any Developments with the same legal force and effect as if executed by Executive.

19.3 [USE IF APPLICABLE] Executive represents that the Developments, if any, identified in the Schedule of Separate Works attached hereto as Exhibit A, comprise all the Developments which he has made or conceived prior to his employment by Corporation. Any such Developments listed in Exhibit A are excluded from and shall not be assigned to Corporation pursuant
to  this  Agreement.   Executive  understands  that  it  is  only
necessary to list in Exhibit A the title and purpose of such Developments but not details thereof. Executive also agrees not to include, in whole or in part, any Developments listed in Exhibit A in the materials he prepares for Corporation or otherwise use, in whole or in part, any Developments listed in Exhibit A in connection with his employment by Corporation unless and until such items are licensed or assigned to Corporation under separate written agreement.

20.    Executive  agrees  and  acknowledge  that  during  his
employment with Corporation and for the Termination Period, Executive will inform each prospective new employer he may have, prior to accepting employment, of the existence of this Agreement, and Executive shall provide each prospective employer
with a copy  of this Agreement.   Executive also agrees and
acknowledges that Corporation has the right to independently contact any potential or actual future employer of his to notify the future employer of his obligations under this Agreement and provide such future employer with a copy of this Agreement. Corporation shall also be entitled to notify such actual or potential future employer of Corporation's understanding of the requirements of this Agreement and what steps, if any, Corporation intends to take to insure compliance with or enforcement of this Agreement.

21. Executive also agrees and acknowledges that during his employment with Corporation and for the Termination Period, Executive will notify Corporation in writing of any subsequent engagement, occupation or employment, whether as owner, employee, officer, director, agent, consultant, independent contractor or the like, and  his  duties and responsibilities with respect  to  any  such
position.   Executive agrees and acknowledge  that  violation  of
this  Section  21  shall entitle Corporation  to  bring  suit
against   him  for  specific  performance  and,  if  appropriate,
injunctive relief and damages, without Corporation being required to show any actual damage or to post an injunction bond. Should Corporation establish that Executive has violated the terms of
this   Section  21  by  failing  to  provide  proper  notice,
Corporation shall be deemed the prevailing party in any such litigation and entitled to recover its attorneys' fees and costs incurred therein.


          EXHIBIT 10.3

22. Executive understands that if he violates the terms of this Agreement while he is employed by Corporation, Executive will be subject to disciplinary action up to and including discharge from his employment. Executive further agrees and acknowledges that the covenants and undertakings contained in this Agreement relate to matters that are of a special, unique and extraordinary character and that a violation or breach of any of the restrictive covenants in this Agreement will cause irreparable harm to Corporation, the full amount of which will be impossible to estimate or determine and which cannot be adequately compensated. For that reason, Executive agrees that, in addition to any other remedies, Corporation will be entitled to an injunction, restraining order, writ of mandamus or other equitable relief from any court of competent jurisdiction to enforce this Agreement in the event of an actual, potential or threatened breach of the restrictive covenants in this Agreement. Without regard to whether Corporation seeks or is granted any such equitable relief, Corporation will not be prejudiced in its right to seek and be awarded damages for any breach of any restrictive covenant in this Agreement. Executive understands that the rights and remedies provided for in this Agreement are cumulative and will be in addition to any rights and remedies otherwise available to Corporation under applicable law. Executive also agrees that the existence of any claim or cause of action that Executive may have against Corporation, whether predicated on this Agreement or otherwise, shall not constitute a valid defense to the enforcement of the restrictive covenants contained in this Agreement.

23. Executive further agrees and acknowledges that should legal proceedings be initiated by Corporation to enforce the restrictive covenants contained in Sections 13 through 16 of this Agreement, the duration of said covenants will commence on the date of the entry of an order granting Corporation injunctive, monetary or other relief from his actual or threatened breach of said covenants and will remain in effect for the periods of time provided for said covenants in Sections 13 through 16. Executive acknowledges that the purpose and effect of the covenants contained in Sections 13 through 16 of this Agreement would be frustrated by measuring the duration of said covenants from the termination of this Agreement where Executive fails to honor the covenants contained in Sections
13 through 16 of this Agreement until directed to do so by court order.

24. This Agreement constitutes the entire agreement and understanding between the parties with respect to Executive's employment by the Corporation, and the other subject matters addressed herein, expressly superseding all prior written, oral or implied agreements and understandings. In executing this
Agreement, Executive has not relied on any promises or representations other than those contained in this Agreement.

25.   Any notice in writing required or permitted to be given
to the Executive hereunder shall be sufficiently given if served on the Executive personally or mailed by registered mail return receipt requested addressed to the Executive at his last home address known to the Corporation. Any such notice mailed as aforesaid shall be deemed to have been received by and given to the Executive two business days following the date of mailing. Any notice in writing required or permitted to be given to the Corporation hereunder shall be given by registered mail postage prepaid addressed to the President of the Corporation at its head office. Any such notice mailed as aforesaid shall be deemed to have been received by and given to the Corporation two business



          EXHIBIT 10.3
days following the date of mailing. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder.

26. Each of the parties hereto agrees to do and execute or cause to be made, done or executed all such further and other things, acts, deeds, documents, assignments and assurances as may be necessary or reasonably required to carry out the intent and purpose of this Agreement fully and effectually.

27. This Agreement shall be governed by and interpreted under the laws of the State of Florida (venue, Boca Raton, Palm
Beach County).

28. All dollar amounts referred to in this Agreement are expressed in U.S. dollars unless otherwise specifically provided herein.

29. Save and except as provided in Section 12.6, the benefits and obligations of this Agreement may not be assigned by either party to any other person; provided, however, that the Corporation may assign this Agreement to an affiliate or subsidiary of the Corporation upon notice to the Executive. Except as aforesaid, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including, in the case of the Executive, his heirs, executors and administrators.

29.1   For  the  purpose  of  this  sub-section  29.1,  all
capitalized terms used in this sub-section 29.2   and  not defined
in this Agreement shall have the same meanings in this sub-section 28.1 as in the share escrow agreement, made as of the 12th day of February, 2001 (the "Escrow Agreement"), among the Corporation, Equity Transfer Services Inc., and the Depositing
Securityholders,  including the Executive.   If a Change in Control
occurs and if, in respect of the Executive, a Triggering Event subsequently occurs within two (2) years of the Change in Control, the Corporation shall cause the Escrow Agent to immediately release to the Executive the Deposited Certificates, if any, then held by the Escrow Agent under the Escrow Agreement on behalf of the Executive, being Deposited Certificates representing up to 500,000 Shares.

30. If any term, condition, or provision of this Agreement shall be found to be illegal or unenforceable to any extent for any reason, such provision shall be modified or deleted so as to make the balance of this Agreement, as modified, valid and enforceable to the fullest extent permitted by applicable law.

31. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.


          EXHIBIT 10.3

32. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

33. The waiver by any party of any breach of any provision, restrictive covenant or condition of this Agreement shall not be construed as a waiver of any subsequent breach of such provision, restrictive covenant or condition or of the breach of any other provision, restrictive covenant or condition contained in this Agreement.

34. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and Corporation.

35.    The Executive acknowledges that:

     (a)  he has read and understood this Agreement; and

     (b) has had an opportunity to obtain independent legal advice in connection with this Agreement.

IN   WITNESS  WHEREOF  the  parties  hereto  have  executed  this agreement as of the 1st day of August, 2001.


SIGNED, SEALED AND DELIVERED by   )
PAUL SACHSE  in  the              )
presence of:                      )
                                  )
________________________________  )
Name                              )
                                  )
________________________________  )
Address                           )   ____________________________
                                  )   PAUL SACHSE
________________________________  )
                                  )
                                  )
________________________________  )
Occupation

STORAGE @CCESS TECHNOLOGIES, INC.
        ------

By:_____________________________
Name:
_____
Title:
______


          EXHIBIT 10.3

Title:__________________________
Name:
Title:

Date:



          EXHIBIT 10.3